                                                                    Exhibit 99.4

MetLife (R)                                                                 NEWS
--------------------------------------------------------------------------------
Public Relations                                           For Immediate Release
MetLife, Inc.
1 MetLife Plaza
27-01 Queens Plaza North
Long Island City, NY 11101


Contacts:         For Media:        John Calagna
                                    (212) 578-6252

                  For Investors:    Tracey Dedrick
                                    (212) 578-5140

            METLIFE ANNOUNCES NEW $1 BILLION STOCK REPURCHASE PROGRAM

     PLANS TO REPURCHASE AN ADDITIONAL $200 MILLION OF COMMON STOCK IN 2004

NEW YORK, October 26, 2004 - MetLife, Inc. (NYSE: MET) today announced that its board of directors has authorized an additional $1 billion common stock repurchase program. This program will begin after the completion of an earlier $1 billion repurchase program that was announced on February 19, 2002.

For the first nine months of 2004, the company has repurchased approximately 14 million shares at an aggregate cost of approximately $496 million. At September 30, 2004, the company had approximately $213 million remaining on its existing share repurchase authorization.

MetLife also announced today that, during the fourth quarter of 2004, it intends to repurchase up to an additional $200 million of common stock in addition to its previously announced intent to repurchase $500 million in 2004.

The stock purchases can be made through purchases from the MetLife Policyholder Trust, in the open market and through privately negotiated transactions. The timing of open market and privately negotiated purchases will be dependent upon market conditions and other corporate considerations. The stock repurchase program may be modified, extended or terminated by the board of directors at any time.

MetLife, Inc., through its subsidiaries and affiliates, is a leading provider of insurance and other financial services to individual and institutional customers. The MetLife companies serve individuals in approximately 13 million households in the U.S. and provide benefits to 37 million employees and family members through their plan sponsors. Outside the U.S., the MetLife companies serve approximately 8 million customers through direct insurance operations in Argentina, Brazil, Chile, China, Hong Kong, India, Indonesia, Mexico, South Korea, Taiwan and Uruguay. For more information about MetLife, please visit the company's Web site at www.metlife.com.

                                     # # #

This release contains statements which constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements relating to trends in the company's operations and financial results and the business and the products of the company and its subsidiaries, as well as other statements including words such as "anticipate," "believe," "plan," "estimate," "expect," "intend" and other similar expressions. Forward-looking statements are made based upon management's current expectations and beliefs concerning future developments and their potential effects on the company. Such forward-looking statements are not guarantees of future performance.

Actual results may differ materially from those included in the forward-looking statements as a result of risks and uncertainties including, but not limited to the following: (i) changes in general economic conditions, including the performance of financial markets and interest rates; (ii) heightened competition, including with respect to pricing, entry of new competitors and the development of new products by new and existing competitors; (iii) unanticipated changes in industry trends; (iv) the company's primary reliance, as a holding company, on dividends from its subsidiaries to meet debt payment obligations and the applicable regulatory restrictions on the ability of the subsidiaries to pay such dividends; (v) deterioration in the experience of the "closed block" established in connection with the reorganization of Metropolitan Life Insurance Company; (vi) catastrophe losses; (vii) adverse results or other consequences from litigation, arbitration or regulatory investigations; (viii) regulatory, accounting or tax changes that may affect the cost of, or demand for, the company's products or services; (ix) downgrades in the company's and its affiliates' claims paying ability, financial strength or credit ratings; (x) changes in rating agency policies or practices; (xi) discrepancies between actual claims experience and assumptions used in setting prices for the company's products and establishing the liabilities for the company's obligations for future policy benefits and claims; (xii) discrepancies between actual experience and assumptions used in establishing liabilities related to other contingencies or obligations; (xiii) the effects of business disruption or economic contraction due to terrorism or other hostilities; (xiv) the company's ability to identify and consummate on successful terms any future acquisitions, and to successfully integrate acquired businesses with minimal disruption; and
(xv) other risks and uncertainties described from time to time in the company's filings with the Securities and Exchange Commission, including its S-1 and S-3 registration statements. The company specifically disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.